UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2013

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11605 North Community House Road, Suite 600, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01              Entry into a Material Definitive Agreement.

On October 20, 2013, Carlisle Companies Incorporated, a Delaware corporation (the “Company”), and certain of the Company’s wholly-owned indirect subsidiaries (the “Affiliates”) entered into a series of definitive agreements to sell its Transportation Products Business to an entity affiliated with American Industrial Partners for aggregate cash consideration of $375 million, subject to certain adjustments.  The “Transportation Products Business” is the worldwide business, currently conducted through certain of the Company’s subsidiaries, of manufacturing, distributing and selling specialty tires and wheels, styled wheels, assemblies and industrial power transmission belts and related components, including for trailers and the lawn and garden, power sports, agriculture and construction industries.

On October 20, 2013, the Company and CTP Transportation Products, LLC, a Delaware limited liability company (“Buyer”), entered into a Master Transaction Agreement (the “Master Transaction Agreement”) and Buyer entered into the following related agreements (the “Related Agreements”) with the Affiliates, pursuant to which Buyer will acquire the Transportation Products Business:

•                                          Asset Purchase Agreement between Buyer, Carlisle Transportation Products, Inc., a Delaware corporation (“CTP”) and Carlisle Intangible Company, a Delaware corporation (“CIC”), pursuant to which Buyer will purchase substantially all of the assets of CTP and acquire rights to certain intellectual property related to the Transportation Products Business from CIC;

•                                          Asset Purchase Agreement between Buyer and Carlisle Canada, a general partnership organized under the laws of Ontario (“Carlisle Canada”), pursuant to which Buyer will purchase certain assets of Carlisle Canada related to the Transportation Products Business;

•                                          Stock Purchase Agreement between Buyer and Carlisle International BV, a private company with limited liability incorporated under the laws of the Netherlands, pursuant to which Buyer will purchase all of the issued and outstanding shares of Carlisle Tire & Wheel Europe BV, a private company with limited liability incorporated under the laws of the Netherlands;

•                                          Equity Purchase Agreement between Buyer and Carlisle Asia Pacific Limited, a company incorporated under the laws of

Hong Kong S.A.R., the People’s Republic of China (“Meizhou Seller”), pursuant to which Buyer will purchase all of the issued and outstanding equity interests of Carlisle (Meizhou) Rubber Products Co., Ltd., a limited liability company under the laws of the People’s Republic of China; and

•                                          Asset Purchase Agreement between Buyer and Meizhou Seller, pursuant to which Buyer will purchase certain assets of Meizhou Seller related to the Transportation Products Business.

In accordance with the Master Transaction Agreement, at the closing of the transactions contemplated by the Master Transaction Agreement and the Related Agreements, the Company, CIC, and Buyer will enter into a Trademark License Agreement (the “Trademark License Agreement”).  Pursuant to the Trademark License Agreement, CIC will grant Buyer a license to use certain of the Company’s trademarks for use solely in the sale of certain licensed products specified in the Trademark License Agreement.  The Trademark License Agreement will have an initial term of twenty (20) years with the ability for renewal by mutual agreement of the parties for additional periods.  The license will be royalty-free for the first ten (10) years, and, thereafter, Buyer will pay CIC royalty payments as specified in the Trademark License Agreement.

The Master Transaction Agreement, the Related Agreements and the Trademark License Agreement contain customary representations, warranties, covenants and indemnification provisions.  The consummation of the transactions contemplated by the Master Transaction Agreement and the Related Agreements (collectively, the “Agreements”) is subject to certain closing conditions, including, among others, receipt of regulatory approvals, correctness of the representations and warranties of the parties in all material respects as of the Closing Date, satisfaction or waiver of all conditions in the Agreements and material compliance by the parties with their respective obligations under the Agreements.

The closing of the transactions contemplated by the Agreements is expected to occur no later than the first calendar quarter of 2014.  The Agreements contain certain termination rights for the Company (and its Affiliates which are parties to the Related Agreements) and Buyer applicable upon, among other events, (i) the closing having not been consummated by March 31, 2014 (which may be extended in certain circumstances), (ii) the termination of any of the Related Agreements, or (iii) a breach by the other party that causes a condition to closing not to be satisfied that is or cannot be cured within twenty days’ notice of such breach, subject to certain conditions.  The Master Transaction Agreement further provides that, upon termination of the Master Transaction Agreement under specified circumstances by the Company, Buyer would be required to pay the Company a termination fee of $25 million.  An investment fund affiliated with American Industrial Partners has provided a limited guarantee of Buyer’s obligation to pay the termination fee.

The representations, warranties and covenants set forth in the Agreements have been made only for the purposes of such Agreements and solely for the benefit of the parties to the Agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the Agreements are included with this filing only to provide investors with information regarding the terms of the Agreements, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Buyer has obtained equity and debt financing commitments for the transactions contemplated by the Agreement, the aggregate proceeds of which will be sufficient for Buyer to pay the cash purchase price and all related fees and expenses.  Investment funds affiliated with American Industrial Partners have committed to capitalize Buyer, at or immediately prior to the closing of the transactions contemplated by the Agreement, with an aggregate equity contribution in an amount up to $130 million, subject to the terms and conditions set forth in an equity financing commitment letter, dated as of October 20, 2013.  In addition, SunTrust Bank and SunTrust Robinson Humphrey, Inc. (collectively, the “Lenders”) have committed to provide debt financing for the transaction, consisting of (a) $225 million senior secured notes (or if any or all of such notes are not issued and sold on or prior to the date of consummation of the transactions contemplated by the Agreements, an amount equal to such unissued amount of such notes (up to $225.0 million) in the form of senior secured loans) and (b) an asset-based revolving credit facility up to $150 million, each on the terms and subject to the conditions set forth in a commitment letter dated as of October 20, 2013 (the “Debt Commitment Letter”).  The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including, execution and delivery of definitive documentation consistent with the Debt Commitment Letter and the documentation standards specified therein.

A copy of the Master Transaction Agreement has been filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  Copies of the Related Agreements have been filed as Exhibits 2.2, 2.3, 2.4, 2.5 and 2.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  A copy of the form of Trademark License Agreement has been filed as Exhibit 2.7 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing descriptions of the agreements filed as exhibits to this Current Report on Form 8-K are qualified in their entirety by reference to the full text of such agreements.

Item 2.02.             Results of Operations and Financial Condition.

See the attached press release reporting third quarter 2013 earnings of Carlisle Companies Incorporated (the “Company”) hereby furnished.

Item 7.01.             Regulation FD Disclosure.

On October 21, 2013, the Company announced that it had entered into a series of definitive agreements to sell its Transportation Products Business to American Industrial Partners for aggregate cash consideration of $375 million, subject to certain adjustments.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 22, 2013		CARLISLE COMPANIES INCORPORATED

	By:	/s/ Steven J. Ford
Steven J. Ford, Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Master Transaction Agreement, dated October 20, 2013, between Carlisle Companies Incorporated and CTP Transportation Products, LLC*

2.2	Asset Purchase Agreement, dated October 20, 2013, between Carlisle Transportation Products, Inc., Carlisle Intangible Company and CTP Transportation Products, LLC*

2.3	Asset Purchase Agreement, dated October 20, 2013, between Carlisle Canada and CTP Transportation Products, LLC*

2.4	Stock Purchase Agreement, dated October 20, 2013, between Carlisle International BV and CTP Transportation Products, LLC*

2.5	Equity Purchase Agreement, dated October 20, 2013, between Carlisle Asia Pacific Limited and CTP Transportation Products, LLC*

2.6	Asset Purchase Agreement, dated October 20, 2013, between Carlisle Asia Pacific Limited and CTP Transportation Products, LLC*

2.7	Form of Trademark License Agreement between Carlisle Companies Incorporated, Carlisle Intangible Company and CTP Transportation Products, LLC*

99.1	Press release of Carlisle Companies Incorporated, dated October 21, 2013.

99.2	Press release reporting third quarter 2013 earnings of Carlisle Companies Incorporated.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.